CAMDEN PROPERTY TRUST ANNOUNCES THIRD QUARTER 2016 OPERATING RESULTS

Houston, TEXAS (October 27, 2016) - Camden Property Trust (NYSE:CPT) today announced operating results for the three and nine months ended September 30, 2016. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and nine months ended September 30, 2016 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Nine Months Ended
	September 30		September 30
Per Diluted Share	2016	2015	2016	2015
EPS	$3.21	$0.41	$8.60	$2.09
FFO	$1.13	$1.14	$3.49	$3.34
AFFO	$0.92	$0.94	$3.01	$2.83

	Quarterly Growth	Sequential Growth	Year to Date Growth
Same Property Results	3Q16 vs. 3Q15	3Q16 vs. 2Q16	2016 vs. 2015
Revenues	3.7%	1.6%	4.2%
Expenses	2.2%	1.4%	3.2%
Net Operating Income ("NOI")	4.5%	1.7%	4.7%

Same Property Results	3Q16	3Q15	2Q16
Occupancy	95.8%	96.2%	95.5%

“We are pleased to announce another solid quarter of performance,” said Richard Campo, Camden’s Chairman and CEO. “Our earnings were better than expected primarily due to lower operating expenses and the timing of certain dispositions, and we have raised our full-year guidance for both FFO and same property NOI as a result. In addition, we have now successfully completed all dispositions planned for 2016, for a total of nearly $1.2 billion in asset sales year-to-date, and we paid a special dividend of $4.25 per share to our common shareholders.”

The Company defines same property communities as communities owned and stabilized as of January 1, 2015, excluding properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
Lease-up was completed during the quarter at Camden Glendale in Glendale, CA, and construction was completed at Camden Victory Park in Dallas, TX. The Company also commenced construction at Camden Washingtonian in Gaithersburg, MD.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Cost	as of 10/26/2016
Camden Chandler	Chandler, AZ	380	$67.8	87%
Camden Victory Park	Dallas, TX	423	84.8	67%
TOTAL		803	$152.6

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Budget	as of 10/26/2016
Camden Gallery	Charlotte, NC	323	$58.0	69%
The Camden	Los Angeles, CA	287	145.0	70%
Camden Lincoln Station	Denver, CO	267	56.0
Camden NoMa II	Washington, DC	405	115.0
Camden Shady Grove	Rockville, MD	457	116.0
Camden McGowen Station	Houston, TX	315	90.0
Camden Washingtonian	Gaithersburg, MD	365	90.0
TOTAL		2,419	$670.0

Acquisition/Disposition Activity
During the quarter Camden acquired approximately 2.4 acres of land in Denver, CO for $15.0 million for the future development of approximately 230 apartment homes. The Company also sold one dual-phased community and five operating communities comprised of 2,906 apartment homes for approximately $484.4 million. Year-to-date, dispositions totaled nearly $1.2 billion.

Earnings Guidance
Camden updated its earnings guidance for 2016 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for fourth quarter 2016 as detailed below.

Per Diluted Share	4Q16	2016
EPS	$0.40 - $0.44	$9.00 - $9.04
FFO	$1.12 - $1.16	$4.61 - $4.65

Same Property Growth	2016 Range	2016 Midpoint
Revenues	3.9% - 4.1%	4.0%
Expenses	2.3% - 2.5%	2.4%
NOI	4.8% - 5.0%	4.9%

The Company's revised 2016 same store expense guidance is the result of lower projected operating expenses, including lower than anticipated property taxes due to both lower rates and valuations combined with better than expected resolutions to several prior year property tax appeals. The majority of the tax refunds from these prior year appeals will be recognized in the fourth quarter of 2016.

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2016 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Special Dividend
In addition to the regular quarterly dividend, Camden declared a special dividend of $4.25 per share to its common shareholders of record as of September 23, 2016. The special dividend, consisting primarily of gains on dispositions completed in 2016, was paid on September 30, 2016.

Conference Call
Friday, October 28, 2016 at 11:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 6983019
Webcast: http://services.choruscall.com/links/cpt161028.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden (the "Company") operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 151 properties containing 52,506 apartment homes across the United States. Upon completion of 7 properties under development, the Company’s portfolio will increase to 54,925 apartment homes in 158 properties. Camden was recently named by FORTUNE® Magazine for the ninth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #9.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
OPERATING DATA
Property revenues
Rental revenues	$187,771	$182,650	$564,136	$536,183
Other property revenues	32,464	29,943	95,172	84,450
Total property revenues	220,235	212,593	659,308	620,633

Property expenses
Property operating and maintenance	53,679	53,380	156,804	151,400
Real estate taxes	26,695	25,284	80,875	74,542
Total property expenses	80,374	78,664	237,679	225,942

Non-property income
Fee and asset management	1,667	1,902	5,223	5,083
Interest and other income	927	107	1,366	308
Income/(loss) on deferred compensation plans	3,494	(3,438)	4,781	(1,871)
Total non-property income	6,088	(1,429)	11,370	3,520

Other expenses
Property management	5,590	5,700	19,147	17,423
Fee and asset management	911	1,227	2,861	3,424
General and administrative	10,810	11,790	34,836	33,120
Interest (a)	23,076	23,674	69,936	73,572
Depreciation and amortization	62,832	61,336	187,379	179,260
Expense/(benefit) on deferred compensation plans	3,494	(3,438)	4,781	(1,871)
Total other expenses	106,713	100,289	318,940	304,928

Gain on sale of operating properties, including land	262,719	—	295,397	85,192
Equity in income of joint ventures	1,866	1,574	5,052	4,487
Income from continuing operations before income taxes	303,821	33,785	414,508	182,962
Income tax expense	(400)	(498)	(1,204)	(1,334)
Income from continuing operations	303,421	33,287	413,304	181,628
Income from discontinued operations	—	4,907	7,605	14,832
Gain on sale of discontinued operations, net of tax	—	—	375,237	—
Net income	303,421	38,194	796,146	196,460
Less income allocated to non-controlling interests from continuing operations	(12,523)	(1,150)	(17,216)	(7,738)
Net income attributable to common shareholders	$290,898	$37,044	$778,930	$188,722

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$303,421	$38,194	$796,146	$196,460
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	32	38	97	112
Comprehensive income	303,453	38,232	796,243	196,572
Less income allocated to non-controlling interests from continuing operations	(12,523)	(1,150)	(17,216)	(7,738)
Comprehensive income attributable to common shareholders	$290,930	$37,082	$779,027	$188,834

PER SHARE DATA

Total earnings per common share - basic	$3.23	$0.41	$8.63	$2.10
Total earnings per common share - diluted	3.21	0.41	8.60	2.09
Earnings per share from continuing operations - basic	3.23	0.36	4.35	1.93
Earnings per share from continuing operations - diluted	3.21	0.36	4.34	1.93

Weighted average number of common shares outstanding:
Basic	89,669	89,164	89,524	89,102
Diluted	90,012	89,530	89,858	89,450

(a) Prior period has been changed to reflect the adoption of ASU 2015-03 (as supplemented by ASU 2015-15) at December 31, 2015, which required retrospective application.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$290,898	$37,044	$778,930	$188,722
Real estate depreciation and amortization	61,264	59,793	182,694	174,882
Real estate depreciation from discontinued operations	—	4,059	4,327	11,936
Adjustments for unconsolidated joint ventures	2,266	2,300	6,944	6,782
Income allocated to non-controlling interests	12,523	1,150	17,216	7,738
Gain on sale of operating properties, net of tax	(262,719)	—	(294,954)	(85,145)
Gain on sale of discontinued operations, net of tax	—	—	(375,237)	—
Funds from operations	$104,232	$104,346	$319,920	$304,915

Less: recurring capitalized expenditures (a)	(19,246)	(18,202)	(43,609)	(46,740)

Adjusted funds from operations - diluted	$84,986	$86,144	$276,311	$258,175

PER SHARE DATA
Funds from operations - diluted	$1.13	$1.14	$3.49	$3.34
Adjusted funds from operations - diluted	0.92	0.94	3.01	2.83
Distributions declared per common share	0.75	0.70	2.25	2.10
Special Distributions declared per common share	4.25	—	4.25	—

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	91,901	91,426	91,749	91,347

PROPERTY DATA
Total operating properties (end of period) (b)	151	171	151	171
Total operating apartment homes in operating properties (end of period) (b)	52,506	59,407	52,506	59,407
Total operating apartment homes (weighted average)	46,702	52,323	49,521	51,881
Total operating apartment homes - excluding discontinued operations (weighted average)	46,702	47,405	47,426	46,963

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEET
(In thousands)

(Unaudited)

	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
ASSETS
Real estate assets, at cost
Land	$962,507	$989,097	$998,519	$989,247	$990,035
Buildings and improvements	5,910,347	5,956,361	5,978,843	5,911,432	5,890,751
	6,872,854	6,945,458	6,977,362	6,900,679	6,880,786
Accumulated depreciation	(1,829,563)	(1,855,678)	(1,841,107)	(1,780,694)	(1,730,929)
Net operating real estate assets	5,043,291	5,089,780	5,136,255	5,119,985	5,149,857
Properties under development, including land	425,452	446,740	489,730	486,918	439,777
Investments in joint ventures	30,046	31,142	32,568	33,698	34,705
Properties held for sale, including land
Operating properties held for sale (a)	—	105,254	—	—	—
Discontinued operations held for sale (b)	—	—	238,417	239,063	237,635
Total real estate assets	5,498,789	5,672,916	5,896,970	5,879,664	5,861,974
Short-term investments (c)	100,000	—	—	—	—
Accounts receivable – affiliates	23,998	24,008	24,011	25,100	25,053
Other assets, net (d)	143,059	139,263	107,161	116,260	118,985
Cash and cash equivalents	313,742	341,726	6,935	10,617	10,375
Restricted cash	8,691	21,561	5,378	5,971	6,126
Total assets	$6,088,279	$6,199,474	$6,040,455	$6,037,612	$6,022,513

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,582,655	$1,582,077	$1,866,502	$1,824,930	$1,803,360
Secured	897,971	898,723	899,315	899,757	900,472
Accounts payable and accrued expenses	143,193	140,864	140,991	133,353	131,532
Accrued real estate taxes	66,079	46,801	25,499	45,223	57,642
Distributions payable	82,861	69,116	69,020	64,275	64,276
Other liabilities (e)	122,270	117,023	86,423	97,814	96,679
Total liabilities	2,895,029	2,854,604	3,087,750	3,065,352	3,053,961

Commitments and contingencies
Non-qualified deferred compensation share awards	72,222	72,480	88,550	79,364	72,316

Equity
Common shares of beneficial interest	978	978	975	976	976
Additional paid-in capital	3,675,806	3,673,237	3,658,372	3,662,864	3,660,482
Distributions in excess of net income attributable to common shareholders	(261,324)	(104,004)	(491,275)	(458,577)	(452,257)
Treasury shares, at cost	(373,597)	(373,914)	(378,032)	(386,793)	(387,114)
Accumulated other comprehensive loss (f)	(1,816)	(1,848)	(1,881)	(1,913)	(2,307)
Total common equity	3,040,047	3,194,449	2,788,159	2,816,557	2,819,780
Non-controlling interests	80,981	77,941	75,996	76,339	76,456
Total equity	3,121,028	3,272,390	2,864,155	2,892,896	2,896,236
Total liabilities and equity	$6,088,279	$6,199,474	$6,040,455	$6,037,612	$6,022,513

(a) Operating properties held for sale includes one dual-phase property and one operating property as of June 30, 2016 which were each subsequently sold in July.

(b) All prior periods presented have been changed to present the 15 operating properties, 19.6 acres of land, and retail center located in Las Vegas, Nevada, which were classified as held for sale at March 31, 2016 and subsequently sold on April 26, 2016. (See page 19 for additional information relating to this sale).

(c) At September 30, 2016, our short-term investments consist wholly of a certificate of deposit that has a maturity date of January 4, 2017.

(d) Includes net deferred charges of:	$2,140	$2,353	$2,600	$2,851	$3,077

(e) Includes deferred revenues of:	$1,598	$831	$1,797	$1,768	$1,918

(f) Represents the unrealized net loss and unamortized prior service costs on post retirement obligation, and unrealized loss on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding gains (or losses) associated with previously depreciated operating properties, real estate depreciation and amortization, impairments of depreciable assets, and adjustments for unconsolidated joint ventures. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO
In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to common shareholders	$290,898	$37,044	$778,930	$188,722
Real estate depreciation and amortization	61,264	59,793	182,694	174,882
Real estate depreciation from discontinued operations	—	4,059	4,327	11,936
Adjustments for unconsolidated joint ventures	2,266	2,300	6,944	6,782
Income allocated to non-controlling interests	12,523	1,150	17,216	7,738
Gain on sale of operating properties, net of tax	(262,719)	—	(294,954)	(85,145)
Gain on sale of discontinued operations, net of tax	—	—	(375,237)	—
Funds from operations	$104,232	$104,346	$319,920	$304,915

Less: recurring capitalized expenditures	(19,246)	(18,202)	(43,609)	(46,740)

Adjusted funds from operations	$84,986	$86,144	$276,311	$258,175

Weighted average number of common shares outstanding:
EPS diluted	90,012	89,530	89,858	89,450
FFO/AFFO diluted	91,901	91,426	91,749	91,347

Total earnings per common share - diluted	$3.21	$0.41	$8.60	$2.09
FFO per common share - diluted	$1.13	$1.14	$3.49	$3.34
AFFO per common share - diluted	$0.92	$0.94	$3.01	$2.83

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	4Q16	Range	2016	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.40	$0.44	$9.00	$9.04
Expected real estate depreciation and amortization	0.68	0.68	2.75	2.75
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.10	0.10
Expected income allocated to non-controlling interests	0.01	0.01	0.21	0.21
Reported (gain) on sale of operating properties	—	—	(3.28)	(3.28)
Reported (gain) on sale of discontinued operations	—	—	(4.17)	(4.17)
Expected FFO per share - diluted	$1.12	$1.16	$4.61	$4.65

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income	$303,421	$38,194	$796,146	$196,460
Less: Fee and asset management income	(1,667)	(1,902)	(5,223)	(5,083)
Less: Interest and other income	(927)	(107)	(1,366)	(308)
Less: Income/(loss) on deferred compensation plans	(3,494)	3,438	(4,781)	1,871
Plus: Property management expense	5,590	5,700	19,147	17,423
Plus: Fee and asset management expense	911	1,227	2,861	3,424
Plus: General and administrative expense	10,810	11,790	34,836	33,120
Plus: Interest expense	23,076	23,674	69,936	73,572
Plus: Depreciation and amortization expense	62,832	61,336	187,379	179,260
Plus: Expense/(benefit) on deferred compensation plans	3,494	(3,438)	4,781	(1,871)
Less: Gain on sale of operating properties, including land	(262,719)	—	(295,397)	(85,192)
Less: Equity in income of joint ventures	(1,866)	(1,574)	(5,052)	(4,487)
Plus: Income tax expense	400	498	1,204	1,334
Less: Income from discontinued operations	—	(4,907)	(7,605)	(14,832)
Less: Gain on sale of discontinued operations, net of tax	—	—	(375,237)	—
Net Operating Income (NOI)	$139,861	$133,929	$421,629	$394,691

"Same Property" Communities	$120,966	$115,739	$357,919	$341,910
Non-"Same Property" Communities	11,801	8,545	35,898	24,160
Development and Lease-Up Communities	2,525	359	4,745	576
Dispositions/Other	4,569	9,286	23,067	28,045
Net Operating Income (NOI)	$139,861	$133,929	$421,629	$394,691

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income attributable to common shareholders	$290,898	$37,044	$778,930	$188,722
Plus: Interest expense	23,076	23,674	69,936	73,572
Plus: Depreciation and amortization expense	62,832	61,336	187,379	179,260
Plus: Income allocated to non-controlling interests from continuing operations	12,523	1,150	17,216	7,738
Plus: Income tax expense	400	498	1,204	1,334
Plus: Real estate depreciation from discontinued operations	—	4,059	4,327	11,936
Less: Gain on sale of operating properties, including land	(262,719)	—	(295,397)	(85,192)
Less: Equity in income of joint ventures	(1,866)	(1,574)	(5,052)	(4,487)
Less: Gain on sale of discontinued operations, net of tax	—	—	(375,237)	—
Adjusted EBITDA	$125,144	$126,187	$383,306	$372,883